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                                                                   EXHIBIT 5


                    [LETTERHEAD OF KELEHER & McLEOD, P.A.]


                                  May 21, 1998



Public Service Company of New Mexico
Alvarado Square
Albuquerque, NM  87158


Ladies and Gentlemen:

         Reference is made to your proposed offering of up to $650,000,000 of your Senior Unsecured Notes (the "Notes"), as contemplated by the prospectus contained in the Registration Statement (the "Registration Statement") on Form S-3 to be filed by you on May 21, 1998, with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

         Based on the foregoing, it is our opinion that after (i) your Board of Directors has specifically approved the issuance of the Notes, (ii) the New Mexico Public Utility Commission has approved the issuance of the Notes and any other required regulatory approvals have been obtained, (iii) the Registration Statement shall have become effective, and (iv) you shall have entered into one or more underwriting or distribution agreements with respect to the Notes then to be offered and the initial public offering price for each of such Notes and the discounts therefrom and commission therefor shall have been determined in accordance with such underwriting or distribution agreements, then, when (i) the Notes have been issued, sold, executed, authenticated, and delivered, and (ii) the purchase price therefor has been paid to you as contemplated in the Registration Statement (including the Exhibits thereto) and in any relevant amendment thereto
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May 18, 1998
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or in any Rule 424 supplement to the prospectus contained in the Registration
Statement, the Notes will be validly issued and will constitute your legal, valid, and binding obligations except as the same may be limited by general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws or equitable principles that limit the right to specific performance or otherwise limit remedial action.

         Consent is hereby given to the use of this opinion as part of the Registration Statement and to the use of our name wherever it appears in said Registration Statement and the related prospectus. In giving such consent, we do not thereby admit that we are within that category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933.

                                                     Very truly yours,

                                                     KELEHER & McLEOD, P.A.




                                                     By /s/ Charles L. Moore
                                                        ------------------------
                                                            Charles L. Moore


CLM/sls